As filed with the Securities and Exchange Commission on October 24, 2007

Registration No. 333-107159

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hilton Hotels Corporation	Delaware	36-2058176
(Exact Name of Registrant	(State or Other Jurisdiction of	(I.R.S. Employer
as Specified in its Charter)	Incorporation or Organization)	Identification No.)

9336 Civic Center Drive

Beverly Hills, California 90210

(310) 278-4321

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Madeleine A. Kleiner, Esq.

Executive Vice President and General Counsel

Hilton Hotels Corporation

9336 Civic Center Drive

Beverly Hills, California 90210

(310) 278-4321

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John D. Lobrano, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

(212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF REGISTRATION

On October 24, 2007, pursuant to the Agreement and Plan of Merger, dated as of July 3, 2007, among Hilton Hotels Corporation (the “Company”), BH Hotels LLC, a Delaware limited liability company (“Parent”), and BH Hotels Acquisition Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company being the surviving entity and becoming a wholly-owned subsidiary of Parent.  As a result, the Company has terminated all offerings of its securities pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-107159) (as amended, the “Registration Statement”). In accordance with an undertaking made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities under the Registration Statement which remained unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hilton Hotels Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on October 24, 2007.

HILTON HOTELS CORPORATION

By:
/s/ Robert M. La Forgia
Robert M. La Forgia
Executive Vice President and Chief Financial Officer